Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (together with all schedules and exhibits hereto, this “Sixth Amendment”), dated as of September 11, 2015 (the “Sixth Amendment Closing Date”), is entered into by and among CCT FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as administrative agent (in such capacity, the “Administrative Agent”) and a Lender (DBNY and each other Lender party to the Credit Agreement described below, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower, the Administrative Agent and DBNY are parties to a Credit Agreement dated as of August 22, 2011 as amended by the First Amendment to Credit Agreement dated as of February 28, 2012, as further amended by the Second Amendment to Credit Agreement dated as of August 20, 2012, as further amended pursuant to the Third Amendment to Credit Agreement dated as of February 11, 2013, as further amended pursuant to the Fourth Amendment to Credit Agreement dated as of January 28, 2014, and as further amended pursuant to the Fifth Amendment to Credit Agreement dated as of January 9, 2015 (the credit agreement, as amended prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Sixth Amendment, the “Amended Credit Agreement”).

B. The parties hereto desire, among other things, to (i) provide for an additional commitment of $100,000,000 in the form of a new Tranche F Commitment and (ii) make certain other amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 hereof, effective as of September 11, 2015, (the “Sixth Amendment Effective Date”), the Credit Agreement is hereby amended as follows:

(a) Section 2.01(b) of the Credit Agreement is hereby replaced in its entirety by the following:

“(b) Each Loan made by the Lenders hereunder shall be made as a Tranche E Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche E Loans do not exceed the Tranche E Commitment; provided that any Loan (or portion thereof) in excess of the Tranche E Commitment made by the Lenders hereunder shall be made as a Tranche F Loan to the extent the combined principal amount of such Loan (or portion thereof) and all other outstanding Tranche F Loans do not exceed the Tranche F Commitment.”

(b) Section 2.01(c) of the Credit Agreement is hereby replaced in its entirety by the following:

“(c) If, at any time, the Maximum Commitment Amount has been fully drawn and subsequent to such draw at least all of the Tranche E Loans have been fully repaid in accordance with Section 3.03(b)(i), then any subsequent re-drawing of Loans shall be made in the following order: first, as a Tranche E Loan, if and until the Tranche E Commitment is fully drawn; and second, as a Tranche F Loan, if and until the Tranche F Commitment is fully drawn.”

(c) Section 2.02(a) of the Credit Agreement is hereby replaced in its entirety by the following:

“(a) Each Lender’s commitment to make Loans hereunder shall automatically terminate, and the Maximum Commitment shall be reduced to zero, upon the Commitment Termination Date; provided that if a Commitment Termination Date occurs as a result of the occurrence of the Scheduled Commitment Termination Date applicable to one or more but not all of the then-outstanding tranches, then each Lender’s commitment to make Loans hereunder shall terminate only with respect to such tranche or tranches and the Maximum Commitment shall be reduced only by the amount of such tranche or tranches. The Borrower may voluntarily, from time to time, permanently reduce the amount of the Maximum Commitment upon at least ten (10) Business Days’ prior written notice to the Administrative Agent specifying the amount of such reduction, which notice shall be irrevocable once given; provided that (i) no reduction may reduce the Maximum Commitment below $25,000,000 unless the Maximum Commitment is reduced to zero; (ii) any partial reduction of the Maximum Commitment shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000 for amounts in excess thereof; (iii) no such reduction shall reduce the Maximum Commitment to an amount less than the sum of the then aggregate outstanding Loans; and (iv) any such reduction shall be applied to reduce (x) first, the Tranche F Commitment, if any, until such Tranche F Commitment is zero and (y) thereafter, the Tranche E Commitment. The Administrative Agent shall promptly notify each Lender of the receipt of any such notice and the reduction of such Lender’s Commitment.”

(d) Section 3.03(b)(i)(C) of the Credit Agreement is hereby replaced in its entirety by the following:

“(C) any such prepayment of principal shall be applied (x) first to reduce Tranche F Loans until the principal amount of Tranche F Loans outstanding is zero and (y) thereafter the Tranche E Loans.”

(e) Section 9.13(h) of the Credit Agreement is hereby replaced in its entirety by the following:

“(h) amend any provision or defined term in the Collateral Valuation Schedule without the consent of Lenders having more than 50% of the Commitments (or if the commitments of each Lender to make Loans has been terminated pursuant to Section 7.02 or Section 7.03, Lenders having more than 50% of the then outstanding Commitments, if any);”

(f) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Sixth Amendment” means that Sixth Amendment to the Credit Agreement by and between the Borrower, the Administrative Agent and the Lender dated as of September 11, 2015.

“Sixth Amendment Closing Date” means September 11, 2015.

“Sixth Amendment Effective Date” means September 11, 2015; provided that the conditions precedent set forth in Section 4 of the Sixth Amendment have been satisfied on or prior to such date.

“Tranche E Aggregate Excess Unused Fee” means, for any Interest Period, the sum of the Tranche E Excess Unused Fee (if any) for each day during such Interest Period.

“Tranche F Aggregate Excess Unused Fee” means, for any Interest Period, the sum of the Tranche F Excess Unused Fee (if any) for each day during such Interest Period.

“Tranche F Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $100,000,000 or (y) such lesser amount remaining following any reduction of the Tranche F Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) and (b) on and after the Commitment Termination Date, zero.

“Tranche F Excess Unused Amount” means, from and after September 28, 2015, an amount equal to the excess, if any, of (x) 80% of the Tranche F Commitment less (y) the aggregate principal amount of Tranche F Loans outstanding on such day (including Loans made on such day).

“Tranche F Excess Unused Fee” means, for any day from and after September 28, 2015, on which an Tranche F Excess Unused Amount exists, 1.95% of the Tranche F Excess Unused Amount for such day multiplied by a fraction the numerator of which is 1 and the denominator of which is 360.

“Tranche F Lender” means each Lender that has a Tranche F Commitment.

“Tranche F Loan” means each Loan made under the Tranche F Commitment.

(g) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Aggregate Excess Unused Fee” means, for any Interest Period, the sum of the Tranche E Aggregate Excess Unused Fee and Tranche F Aggregate Excess Unused Fee.

“Adjusted LIBO Rate” means with respect to any Eurodollar Borrowing comprised of Tranche E or Tranche F for a period of three (3) months commencing on the later of (x) the date on which such Eurodollar Borrowing is made and (y) the next Interest Reset Date, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such period and (b) Statutory Reserves.

“Applicable Margin” means, from and after (x) the Fifth Amendment Effective Date, with respect to all outstanding Tranche E Loans provided by the Tranche E Lenders 1.85% per annum and (y) the Sixth Amendment Effective Date, with respect to all outstanding Tranche F Loans provided by the Tranche F Lenders, 1.95% per annum plus, in case of each of (x) and (y), if a Manager Removal Event has occurred, up to an additional 1.00% as specified by the Administrative Agent in writing to the Borrower in its sole discretion.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 (Commitment), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth on the signature page for such Lender or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, with respect to the Tranche E Commitment and Tranche F Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement; provided that for the avoidance of doubt, references to “the Commitment” when not qualified by a particular tranche shall mean the aggregate outstanding commitment across all tranches.

“Commitment Fee” means, for each day, the Unused Amount as of such day multiplied by a fraction, the numerator of which is, in the case of (x) the Tranche E Loans from and after the Fifth Amendment Effective Date, 0.50% and (y) the Tranche F Loans from and after September 28, 2015, 0.50% and, in the case of each of (x) and (y), the denominator of which is 360.

“Make Whole Fee” means with respect to any reduction in the Tranche E Commitment or Tranche F Commitment, as applicable, the product of (i) 0.75% multiplied by (ii) the Commitment Reduction Amount multiplied by (iii) the number of days remaining until the Scheduled Commitment Termination Date with respect to the Tranche E Commitment or Tranche F Commitment, as applicable, divided by (iv) 360; provided that the Make Whole Fee shall be zero for the portion of the Commitment Reduction Amount which is reduced or terminated to the extent the Borrower exercises its right to reduce or terminate the Tranche E Commitment or Tranche F Commitment, as applicable, in order to enter into (i) a transaction relating to CDOs for which DBNY or its Affiliates is the lead warehouse provider, lead structuring agent or lead placement agent for all securities issued in connection with such transaction or series of related transactions and the total market value of all Fund Investments moved out of the facility into such CDO is greater than or equal to the amount by which the Tranche E Commitment or Tranche F Commitment, as applicable, is reduced or (ii) a replacement financing facility with DBNY or its Affiliates. For the avoidance of doubt, no Make Whole Fee shall be due solely as a result of entering into the Fifth Amendment or Sixth Amendment.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $250,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Commitment Reduction and Termination) and (b) on and after the Commitment Termination Date, zero.

“Scheduled Commitment Termination Date” means with respect to (x) the Tranche E Commitment, February 10, 2017 and (y) the Tranche F Commitment, September 11, 2017.

(h) The definitions of “Excess Unused Amount” and “Excess Unused Fee” are replaced, respectively, in in their entirety by the defined terms “Tranche E Excess Unused Amount,” and “Tranche E Excess Unused Fee” as follows:

“Tranche E Excess Unused Amount” means, an amount equal to the excess, if any, of (x) 80% of the Tranche E Commitment less (y) the aggregate principal amount of Tranche E Loans outstanding on such day (including Loans made on such day).

“Tranche E Excess Unused Fee” means, for any day on which an Tranche E Excess Unused Amount exists, 1.85% of the Tranche E Excess Unused Amount for such day multiplied by a fraction the numerator of which is 1 and the denominator of which is 360.

(i) Exhibit B to the Credit Agreement is hereby deleted and replaced by Exhibit E to this Sixth Amendment.

(j) Exhibit C to the Credit Agreement is hereby amended by amending and restating number 4 in its entirety to read as follows:

“4. Type of Loan: [Tranche E Loans] [Tranche F Loans].”

Section 2. Maximum Commitment. For the avoidance of doubt, the Maximum Commitment on and after the Sixth Amendment Effective Date shall be $250,000,000.

Section 3. Conditions Precedent to Sixth Amendment Closing Date. It shall be a condition precedent to the effectiveness of this Sixth Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Sixth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which may be the same person as the Authorized Representative), dated the Sixth Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Sixth Amendment and to perform its obligations under the Credit Agreement and the Notes, in each case as amended by this Sixth Amendment and each other Credit Document to be executed by it and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Sixth Amendment and the other Credit Documents to be executed and delivered in connection with this Sixth Amendment and to act with respect to this Sixth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party to the Amended Credit Agreement), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered to the Administrative Agent in connection with the closing of the Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Collateral Documents, Management Agreement, etc. The Administrative Agent shall have received, to the extent the Administrative Agent has determined that certain or all of the Collateral Documents, Management Agreement and LLC Agreement are required to be replaced, amended, supplemented or otherwise modified to secure or otherwise contemplate the obligations set forth in this Sixth Amendment and the Amended Credit Agreement, such replacements, supplements or other modifications dated the Sixth Amendment Closing Date (or such later date as the Administrative Agent may agree in its discretion), in form and substance reasonably satisfactory to the Administrative Agent.

(d) No Litigation, etc. No litigation, arbitration, governmental investigation, proceeding or inquiry shall, on the Sixth Amendment Closing Date, be pending or, to the knowledge of the Borrower, threatened in writing with respect to any of the transactions contemplated hereby or by the Amended Credit Agreement which could, in the reasonable opinion of the Administrative Agent, be adverse in any material respect to the Borrower.

(e) Certificate as to Conditions, Warranties, No Default, Agreements etc. The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which may be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Sixth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that, as of such date:

(1) all conditions set forth in this Section 3 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Amended Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Sixth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects; and

(4) no Default or Event of Default shall be continuing.

(f) Opinions of Counsel. The Administrative Agent shall have received a legal opinion, dated as of the Sixth Amendment Closing Date from Dechert LLP, counsel to the Borrower, the Manager and CNL, in form and substance reasonably satisfactory to the Administrative Agent covering such matters as the Administrative Agent may reasonably request.

(g) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit A hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of the Manager set forth therein shall be true and correct in all material respects as of the Sixth Amendment Closing Date.

(h) CNL Letter. The Administrative Agent shall have received from CNL a letter in the form of Exhibit B hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of CNL set forth therein shall be true and correct in all material respects as of the Sixth Amendment Closing Date.

(i) Fee Letter. The Administrative Agent shall have received from the Borrower a fee letter between DBNY and the Borrower (the “Amendment Fee Letter”) in the form of Exhibit C hereto.

(j) Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit D hereto addressed to the Administrative Agent and the Lenders. All representations and warranties of the Equity Owner set forth therein shall be true and correct in all material respects as of the Sixth Amendment Closing Date.

(k) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, (x) all fees, costs and expenses then due and payable to it under this Sixth Amendment, including the fee set forth in the Amendment Fee Letter and (y) the reasonable fees and disbursements of one counsel for the Administrative Agent incurred in connection with this Sixth Amendment in an amount not to exceed $100,000.

(l) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and by the Amended Credit Agreement and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Sixth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Sixth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Lenders and their counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Sixth Amendment and the Amended Credit Agreement shall be reasonably satisfactory to counsel to the Administrative Agent. The contemporaneous exchange and release of executed signatures pages by each of the Persons contemplated to be a party hereto shall render this Sixth Amendment effective and any such exchange and release of such executed signature pages by all such persons shall constitute satisfaction or waiver (as applicable) of any condition precedent to such effectiveness set forth above.

Section 4. Conditions Precedent to Sixth Amendment Effective Date. It shall be a condition precedent to the effectiveness of the amendments to the Credit Agreement set forth in Section 1 hereof and the occurrence of the Sixth Amendment Effective Date that each of the following conditions are satisfied:

(a) Section 3 Conditions. The conditions precedent set forth in Section 3 hereof shall have been satisfied.

(b) Notes. Upon the request of any Lender to the Borrower made in accordance with Section 3.02 of the Amended Credit Agreement, such Lender shall receive a Note (including Schedule 1 for such Note that is accurate as of the Sixth Amendment Effective Date) substantially identical to Exhibit B to the Amended Credit Agreement duly executed and delivered by an Authorized Representative of the Borrower. Upon each requesting Lender’s receipt of such Note, each Lender shall promptly return or destroy any prior Note that such Lender held which evidenced the Loans represented by the new Note such Lender has so received.

(c) After giving effect to any requested Borrowing on the Sixth Amendment Effective Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

Section 5. Acknowledgment.

The Borrower hereby confirms that the Security Agreement and all Collateral encumbered thereby will continue to secure to the fullest extent possible in accordance with and subject to the Security Agreement the payment and performance of all “Secured Obligations” (as defined in the Security Agreement), including without limitation the payment and performance of all such “Secured Obligations” under the Security Agreement in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the “Secured Obligations” under, and in accordance with and subject to, the Security Agreement (whether at stated maturity, by acceleration or otherwise).

The Borrower acknowledges and agrees that all of the Collateral Documents continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.

Section 6. Miscellaneous.

(a) GOVERNING LAW. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Sixth Amendment or any other Credit Document may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Sixth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Sixth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Sixth Amendment.

(d) Counterparts. This Sixth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Sixth Amendment.

(g) Entire Agreement. This Sixth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

CCT FUNDING LLC, as Borrower

By:	CORPORATE CAPITAL TRUST, INC., as its Designated Manager

By:	/s/ Steve D. Shackelford
	Name:	Steve D. Shackelford
	Title:	President, CFO and Treasurer

Signature Page to Sixth Amendment

ADMINISTRATIVE AGENT

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ David Dirvin
	Name:	David Dirvin
	Title:	Managing Director

Signature Page to Sixth Amendment

LENDER

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ian R. Jackson
	Name:	Ian R. Jackson
	Title:	Director

By:	/s/ David Dirvin
	Name:	David Dirvin
	Title:	Managing Director

The Commitment of the Lenders as of the Sixth Amendment Effective Date is as follows:

Type of Commitment:	Amount of Commitment:	Lender:	Percentage of Tranche:
Tranche E Commitment	$150,000,000	Deutsche Bank AG, New York Branch	100%
Tranche F Commitment	$100,000,000	Deutsche Bank AG, New York Branch	100%

Total Commitment:	$250,000,000

Signature Page to Sixth Amendment